CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Metromedia Fiber Network, Inc. 1998 Incentive Stock Option Plan of our report dated March 16, 1998, with respect to the consolidated financial statements and schedule of Metromedia Fiber Network, Inc. as at and for the year ended December 31, 1997 and 1996 included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



                                              ERNST & YOUNG LLP



New York, New York
May 28, 1998